Exhibit 10.1

Confidential Treatment Requested.  Confidential portions of this document have been redacted and have been separately filed with the Commission.

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FIRST AMENDMENT TO COLLABORATION AGREEMENT

This FIRST AMENDMENT (the “First Amendment”), dated as of December 6, 2013 (the “Amendment Date”), to that certain Collaboration Agreement dated December 5, 2011 (the “Agreement”) by and between Receptos, Inc. (“Receptos”), a Delaware corporation located at 10835 Road to the Cure, Suite #205, San Diego, California 92121, USA and Ono Pharmaceutical Co., Ltd. (“ONO”), a corporation organized under the laws of Japan, having its principal place of business at 8-2, Kyutaromachi 1-chome, Chuo-ku, Osaka 541-8564, Japan, is entered into by Receptos and ONO (each individually, a “Party” and collectively, the “Parties”)  and is deemed effective as of the Amendment Date.  Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Agreement.

WHEREAS, ONO and Receptos have substantially completed the collaborative research objectives of the Research Plan under the Agreement, and

WHEREAS, ONO wishes to further license from Receptos certain rights and materials of the Platform Technology to enable it to conduct its own internal GPCR structure determination and drug discovery activities and Receptos wishes to grant such further licenses and transfer certain related materials to ONO,

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, Parties hereby agree to amend the Agreement as follows:

1.              Additional or Modified Definitions.

a.              “Consulting Services” shall mean services performed by Receptos structural biology personnel in support of ONO’s efforts to apply the Tech Transfer Technology to accomplish Protein Expression, Crystallization Studies, *** identification and determination of a Solution with respect to the Novel Tech Transfer Target.

b.              “Crystallization Studies” shall mean, with respect to a Tech Transfer Target, studies of such Tech Transfer Target alone and in combination with *** in order to develop conditions suitable for preparation of diffraction quality crystals of such Tech Transfer Target.

c.               “Novel Tech Transfer Target” shall mean a *** GPCR designated in writing by ONO to Receptos no later than six (6) months following the Amendment Date.  ONO may ask Receptos’ advice regarding its selection of such a GPCR.  ONO may, in its discretion, select the Collaboration Target ***.

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d.              “ONO Technology” shall mean Know-how and Patents which (i) are conceived, created, invented, developed, or reduced to practice by ONO or its Research Partners and/or Licensees in the exercise of the Technology License or Commercial License and (ii) relate to (x) Solutions of the Novel Tech Transfer Target arising from the ONO’s exercise of its rights under the Technology License and any resulting GPCR structure determination and structure-based drug discovery efforts in the Territory using such Solutions, (y) *** and other compounds  first synthesized by ONO or (z) ONO Products.

e.               “ONO Products” shall mean any product for the diagnostic, prophylactic and therapeutic treatment of humans and animals consisting of a compound first conceived or reduced to practice by ONO where such compound modulates a GPCR for which ONO has obtained a Solution in the exercise of the Technology License.

f.                “Program” shall mean the activities constituting the delivery by Receptos to ONO of the Tech Transfer Deliverables and the Consulting Services more specifically set forth in the Program Plan attached hereto as Attachment C.

g.               “Protein Expression” shall mean, with respect to a Tech Transfer Target, the design and generation of GPCR cDNA constructs related to such Tech Transfer Target and expression of the resulting protein where such constructs are optimized for amenability to crystallization, yield, purification and stabilization of the resulting protein.

h.              “Solution” shall mean, with respect to a Tech Transfer Target, a set of coordinates defining a three-dimensional structural model, generated by Receptos or ONO, for such Tech Transfer Targets ***.  For clarity, the definition of the term “Solutions” set forth in the Section 1.63 of the Agreement shall remain effective for the purpose of Section 14 hereof.

i.                  “Tech Transfer Know How” shall mean the Know-how owned by, or controlled by (including Know-how exclusively licensed to Receptos from TSRI), Receptos and existing as of the Amendment Date or arising from the performance by Receptos of the Program which is necessary or useful for the functions of Protein Expression, Crystallization Studies, *** selection, GPCR structure determination in the course of generating a Solution, all with respect to a Tech Transfer Target, including (i) expression systems for GPCR cDNA constructs related to a Tech Transfer Target, and processes for their design and generation, (ii) methods for developing conditions suitable for preparation and harvesting of diffraction quality crystals of such expressed protein, (iii) methods for biophysical ligand screening using GPCR protein, (iv) methods for x-ray diffraction data collection, crystallographic computations, three-dimensional model building and refinement in connection with the generation of a structure for such Tech Transfer Targets, (v) a suitable *** for the Training Tech Transfer Targets, and (vi) Solution for the Training Tech Transfer Targets. For clarity,

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Tech Transfer Know-How shall exclude Know-how that is specific to any particular GPCR other than Tech Transfer Targets.

j.                 “Tech Transfer Patents” means those Patents covering the Receptos Know How which are owned by, or licensed by TSRI to, Receptos.   For clarity, Tech Transfer Patents shall exclude Patents or claims of Patents to the extent that they are specific to any particular GPCR other than Tech Transfer Targets.  A current list of Tech Transfer Patents is provided in Attachment A.

k.              “Tech Transfer Target” shall mean either or both of the Training Tech Transfer Target and the Novel Tech Transfer Target.

l.                  “Tech Transfer Technology” means the Tech Transfer Know How and the Tech Transfer Patents.

m.          *** shall mean, ***.

n.              “Training Tech Transfer Target” shall mean each of the *** and the Collaboration Target.

o.              “TSRI” shall mean The Scripps Research Institute, a California nonprofit public benefit corporation located at 10550 North Torrey Pines Road, La Jolla, California 92037, USA.

p.              The definitions of the terms “Licensee” and “Research Partner” set forth in the Agreement shall mean, for the purpose of the First Amendment, to include a Third Party partner of ONO to research, develop, make, use, have made, offer for sale, sell, export and import ONO Products.

2.              Conclusion of Collaborative Research.  The Research Term shall end as of the Amendment Date and there shall be no Extended Research Term.  Accordingly, as of the Amendment Date, Receptos’s activities with respect to the performance of the Collaborative Research shall end, and the JSC shall be disbanded.  The PMT shall have no further responsibilities with respect to the Collaborative Research but shall continue to meet on a monthly basis for the purpose of permitting the Parties to coordinate their efforts towards achievement of Research Milestone Event Nos. 4, 6 and 7 until such time as all of those milestones have been met or the Parties mutually agree to disband, or decrease the frequency of the meetings of the PMT.

3.              Continuance of Active Research on Collaboration Target.  ONO represents that, as of the Amendment Date, it has a ongoing research program directed to the Collaboration Target and accordingly the early termination of the Research Term shall not be deemed a Cessation of Active Research. Nothing herein shall alter ONO’s rights under the Agreement to cause a Cessation of Active Research.  Receptos may continue to have an active, substantial and ongoing research towards the determination of a Solution with respect to the Collaboration Target.

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4.              License Fee and Collaborative Research Termination Fee.  Within ten (10) business days of the Amendment Date, subject to ONO’s receipt from Receptos of an applicable invoice and taxation documents pursuant to Section 6.7.3 of the Agreement, ONO shall pay Receptos (i) a non-refundable license fee of three million U.S. dollars ($3,000,000) (the “License Fee”) and a (ii) a non-refundable Collaborative Research termination fee in the amount of seven hundred thousand U.S. dollars ($700,000) less the portion of the amount pre-paid by ONO to Receptos pursuant to Section 6.1 of the Agreement for the fourth quarter of 2013 for which expenses have not yet accrued as of the Amendment Date.  Other than such Collaborative Research termination fee, ONO shall have no further obligations pursuant to Section 6.1 of the Agreement to pay Receptos any additional research funding costs for the Collaborative Research performed pursuant to the Agreement.  Notwithstanding the foregoing two sentences, the non-refundable condition of the License Fee, shall not apply in case of a material breach of Section 5 hereof.

5.              Tech Transfer Deliverables.  Receptos shall, as soon as practical but no later than fifteen (15) days after receipt of the License Fee, commence and thereafter perform the following activities:  (i) transfer to ONO the Tech Transfer Know How, (ii) deliver protocols, reagents and scientific support to fully enable ONO’s use of the relevant Know-how, (iii) invite select employees of ONO to work on site at Receptos solely to train in the use of the Tech Transfer Technology and (iv) provide ONO personnel with on-site training by Receptos in the performance of Crystallization Studies for the Training Tech Transfer Target (collectively the “Tech Transfer Deliverables”).  Program activities in the course of Receptos’s providing the Tech Transfer Deliverables to ONO shall include, at the least, the following:

a.              Document and Reagent Transfer: Receptos will provide ONO with manuals, technical documentation and materials of the Tech Transfer Technology necessary for Protein Expression and Crystallization Studies for the Training Tech Transfer Target.

b.              Introduction to the Process: Site visit of ONO personnel to Receptos for hands-on introductory training.

c.               Acquisition of Equipment and Resources: ONO will procure and install all necessary equipment and reagents in preparation for a site visit by Receptos personnel.

d.              On-site training and troubleshooting:  Receptos will provide on-site training and trouble-shooting in support of ONO efforts to successfully complete Protein Expression and Crystallization Studies.  In connection with the foregoing, Receptos will assign to such efforts Receptos FTEs in an amount to be agreed in writing between the Parties and in all events no more than *** FTE in any given month and no more than *** FTEs total over the course of the Program.

6.              Delivery.  The delivery of the Tech Transfer Deliverables shall be deemed complete upon delivery of Tech Transfer Deliverables sufficient to enable ONO to reproduce the Solution for both Training Tech Transfer Targets.  Completion of the technology transfer is anticipated to require no more than twelve (12) months.  With respect to the Tech Transfer Deliverables in connection with the Collaboration Target, (i) the *** shall be selected by Receptos from *** previously used by Receptos to obtain a Solution for Collaboration Compound, (ii) delivery shall be complete upon ONO’s

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production of Collaboration Target crystals suitable for obtaining *** resolution crystallographic data, and (iii) if *** of x-ray diffraction data is insufficient to generate a Solution for Collaboration Target, Receptos shall supplement the ONO-generated data-set with data previously generated by Receptos for Collaboration Target with such *** to permit ONO to perform the analysis to generate a Solution from the supplemented data-set.  ONO shall cooperate with Receptos in connection with the Parties’ performance of their responsibilities in the Program and apply commercially reasonable efforts toward the achievement of the Tech Transfer Milestones.

7.              Confidentiality.  Tech Transfer Technology and Tech Transfer Deliverables and other Receptos’s proprietary or confidential Information that ONO learns of during the activities of the Program shall be included in the definition of Receptos Confidential Information set forth in Section 1.15 of the Agreement for all purposes of the Agreement as amended.  ONO Technology and other ONO’s proprietary or confidential Information that Receptos learns of during the activities of the Program shall be included in the definition of ONO Confidential Information set forth in Section 1.15 of the Agreement for all purposes of the Agreement as amended.

8.              Consulting Services.   After completion of the delivery of the Tech Transfer Deliverables, Receptos shall make Receptos structural biology personnel available to ONO to provide up to *** hours of Consulting Services in support of ONO’s efforts to achieve the Tech Transfer Milestone with respect to the Novel Tech Transfer Target without any additional compensation to be paid to Receptos other than the payments set forth herein.  Consulting Services will include consultation by telephonic or video-conference and, by agreement of the parties, on-site consulting.   Consulting Services will not include the performance of any laboratory processes for the application of Tech Transfer Technology towards obtaining a Solution for the Novel Tech Transfer Target; provided, however, in certain instances, Receptos may request the transfer of certain materials from ONO, subject to ONO’s approval, in order to permit Receptos in its facilities to evaluate or trouble-shoot ONO’s progress.  Such Consulting Services as described in this Section 8 hereof will be provided to ONO without further cost to ONO apart from the reasonable travel costs for any Receptos personnel providing support at any location other than Receptos.

9.              Additional Consulting Services.  In addition to the Consulting Services to be provided pursuant to Section 8 hereof, if ONO, in its discretion desires additional Consulting Services with respect to its efforts to achieve a Solution with respect to the Novel Tech Transfer Target, Receptos shall provide ONO with additional Consulting Services for a mutually agreed period of time at the hourly rate of *** and ONO shall pay to Receptos a fee for the additional Consulting Services calculated based on such period of time and such hourly rate prior to the initiation of such additional Consulting Services and shall reimburse Receptos for all reasonable travel costs for any Receptos personnel providing support at any location other than Receptos.  In all events, Receptos shall not be obligated to provide any additional Consulting Services in excess of *** hours or after the *** anniversary of the Amendment Date.

10.       Technology License and Commercial License. As of the Amendment Date and in consideration in part of the payment of the License Fee, Receptos hereby grants to ONO

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a non-transferable, non-sublicensable, non-assignable, non-exclusive perpetual license (the “Technology License”) under the Tech Transfer Technology to conduct GPCR structure determination and structure based drug discovery in the Territory, but solely internally for its own account in the course of its research and development activities, and Receptos further grants to ONO a non-transferable, non-assignable, non-exclusive perpetual license with the right to sublicense to Research Partners and/or Licensees (the “Commercial License”) under the Tech Transfer Technology to research, develop, make, use, have made, offer for sale, sell, export and import ONO Products; provided, however, that, for clarity, the Commercial License shall exclude the use of the Tech Transfer Technology to conduct GPCR structure determination.  The Technology License and Commercial License shall, to the extent that the Tech Transfer Technology is under license to Receptos from TSRI, be subject to the terms and conditions of the license agreement dated June 18, 2009 by and between TSRI and Receptos attached hereto as Attachment B including all amendments to such license agreement between TSRI and Receptos (the “TSRI Agreement”).  Receptos represents that the redacted part of the terms and conditions of the TSRI Agreement attached hereto shall not include any terms and conditions material to the Technology License and/or Commercial License entered into by ONO.  For additional clarity, Receptos warrants that Ono will not require a right to further sublicense that Tech Transfer Technology which is under license to Receptos from TSRI to any of its Research Partners or Licensees for ONO to permit such Research Partners and Licensees to research, develop, make, use, have made, offer for sale, sell, export and import ONO Products.  For the avoidance of doubt, ONO shall be free to (i) use and disclose three dimensional structural models for GPCRs which structural information is developed by ONO through the exercise of the Technology License or Commercial License, or (ii) collaborate for any drug discovery program with any Third Party which independently (i.e., with use of any technology independently established by such Third Party based on information which is not Receptos Confidential Information, regardless of whether such  technology is claimed or recognized in the Tech Transfer Technology) conducts protein expression, crystallization studies, *** identification and/or determination of a solution with respect to any drug discovery target, provided that notwithstanding the foregoing, without limitation, ONO shall not disclose to any Third Party any Receptos Confidential Information except as permitted under Article X of the Agreement.

11.       Covenant Not to Sue.  Either Party, on behalf of itself, its Affiliates, its successors, and all of its licensees and sublicensees, hereby covenants not to sue the other Party, its Affiliates, successors and any of its licensees or sublicensees of any of its Tech Transfer Technology with respect to the use of any intellectual property rights constituting improvements to or derivatives of any Tech Transfer Technology in the context of structure determination for a GPCR or structural biology based drug discovery with respect to a GPCR.  Licensees and sublicensees of Receptos with respect to any of its Tech Transfer Technology shall be third party beneficiaries of such covenant not to sue. For clarity, notwithstanding the foregoing covenant not to sue, any intellectual property rights constituting improvements to or derivatives of any Tech Transfer Technology which are created, invented, developed, or reduced to practice by ONO or its Research Partners and/or Licensees in the exercise of the Technology License or Commercial

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License shall be owned by Ono and shall not the be subject of the Technology License and/or Commercial License contemplated herein.

12.       Subject to the terms of this First Amendment, Sections 3.2, 3.3, 3.4, 4.3, 5.2, 5.3 and 5.4 of the Agreement are hereby deleted in their entirety.  Receptos’ licenses and other services and deliverables granted or to be provided to ONO under this First Amendment shall not be construed as being limited by the deletion or termination of the foregoing Sections of the Agreement.

13.       Tech Transfer Milestones.  The following milestone amounts (the “Tech Transfer Milestone Payments”) shall be paid by ONO to Receptos in case of achievement of each of the events specified below (the “Tech Transfer Milestone Events”).

Tech Transfer Milestone Event		Milestone Amount
1

Completion of Delivery of the Tech Transfer Deliverables, i.e., either (x) ONO’s obtaining a Solution for ***, or (y) ONO’s obtaining Collaboration Target crystals suitable for obtaining *** resolution crystallographic data (“Training Tech Transfer Milestone”)

		***
2	ONO’s obtaining a Solution for the Novel Tech Transfer Target (“Novel Target Milestone”)	***
TOTAL TECH TRANSFER MILESTONES		$2,000,000

Upon the achievement of each Tech Transfer Milestone Event, ONO shall inform such achievement by written notice to Receptos and then Receptos shall issue an invoice to ONO.  Each Tech Transfer Milestone Payment shall be paid by ONO to Receptos within twenty (20) business days of ONO’s receipt of such invoice and taxation documents from Receptos pursuant to Section 6.7.3 of the Agreement, and payable once by ONO upon the first achievement of the applicable Tech Transfer Milestone Event, regardless of subsequent or repeated achievement of such milestone event.  In the event that (x) ONO fails to achieve the Training Tech Transfer Milestone by the *** year anniversary of the Amendment Date, (y) ONO has not applied continuous commercially reasonable efforts towards its achievement, and (z) such failure is not due to an uncured material breach of Section 5 hereof by Receptos, the Training Tech Transfer Milestone shall be deemed achieved upon the *** year anniversary of the Amendment Date.  The provisions of Sections 6.5 and 6.6 of the Agreement shall equally apply to ONO’s activities in connection with the Tech Transfer Milestones and Tech Transfer Milestone Payments up until ONO’s achievement of Novel Target Milestone as they do to Development Milestone Events and Development Milestone Payments with respect to the Collaboration Target.  Section 6.7 of the Agreement shall also apply to the payments under this First Amendment.

14.       Research Milestone Payments.  The Parties acknowledge that Research Milestone Nos. 1, 2, 3, and 5 have been met and paid.  Notwithstanding the conclusion of the Research Term, ONO shall pay Receptos the corresponding Research Milestone Payments upon achievement of Research Milestone Event Nos. 4, 6, or 7 by either Party; provided

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further that the selection of the *** or *** for co-crystallization in connection with such Research Milestone Events shall be approved either (i) by the PMT pursuant to Section 6.3.2 of the Agreement or (ii) by ONO in a written notice to Receptos in response to a written proposal of a specific compounds or a class of compounds.

15.       Ownership

(a)                                 Tech Transfer Technology.  Subject to the Technology License and Commercial License granted herein Receptos shall own all intellectual property rights in the Tech Transfer Technology excluding ONO Technology and will be the sole owner of any patents and patent applications within the Tech Transfer Technology excluding ONO Technology as well as any inventions conceived, developed or reduced to practice solely by Receptos personnel or persons having an obligation to assign their rights in such inventions to Receptos in the course of performance of the Program.  Receptos shall have the sole right to prosecute, maintain, defend and enforce, in its discretion, the Patents and Know-how of the Tech Transfer Technology excluding ONO Technology.

(b)                                 ONO Technology.  ONO shall own all intellectual property rights in ONO Technology and will be the sole owner of any patents and patent applications within the ONO Technology as well as any inventions conceived, developed or reduced to practice solely by ONO personnel or persons having an obligation to assign their rights in such inventions to ONO in the course of performance of the Program and thereafter.  ONO shall have the sole right to prosecute, maintain, defend and enforce, in its discretion, the patents and know-how of the ONO Technology.

(c)                                  Notwithstanding the foregoing, the provisions of Article VII of the Agreement regarding the ownership and intellectual properties relating to the Collaboration Target shall remain effective.

16.       Receptos represents and warrants to ONO that, as of the Amendment Date:

(a)                                 Receptos owns or has the lawful right to grant the Technology License and Commercial License, and performance of Receptos’s obligations set forth Sections 5 through 10 hereof and ONO’s exercise of its rights hereby permitted under the Technology License and Commercial License in accordance with Section 10 hereof shall not be a breach or default of the terms and conditions of the TSRI Agreement.

(b)                                 To Receptos’ knowledge, no Third Party other than TSRI possesses any intellectual property rights in the Tech Transfer Technology such that the conduct of the Program would infringe such Third Party’s intellectual property rights.

(c)                                  Receptos has received no written notice of any claim by any Third Party that (a) such Third Party has any rights to the Tech Transfer Technology that prevent Receptos from granting to ONO the Technology License and Commercial License; or (b) practice of the Tech Transfer Technology as contemplated hereby in the Program infringes any Third Party rights.

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17.       All provisions of the Agreement not modified herein shall remain in full force and effect, and apply mutatis mutandis to the rights and obligations of each Party in this Amendment.

18.       The Agreement together with this First Amendment represents the entire agreement between the parties regarding the subject matter hereof and shall supersede all previous communications, representations, understandings, acknowledgements and agreements, whether oral or written, by or between the Parties.

19.       No change, modification, extension, termination or waiver of the Agreement or this First Amendment or any of the provisions herein contained, shall be valid unless made in writing and signed by duly authorized representatives of the Parties hereto.

20.       This First Amendment may be executed in one or more original or faxed counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

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Signature page follows

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IN WITNESS WHEREOF, the parties have entered into this First Amendment as of the date first written above.

RECEPTOS, INC.		ONO PHARMACEUTICAL CO., LTD.

By:	/s/ Chrysa Mineo	By:	/s/ Kazuhito Kawabata, Ph.D.

Print:	Chrysa Mineo	Print:	Kazuhito Kawabata, Ph.D.

Title:	Vice President, Corporate Development	Title:	Member of the Board of Directors
Executive Officer, and Executive Director of Discovery and Research

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ATTACHMENT A

TECH TRANSFER PATENTS

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ATTACHMENT B

LICENSE AGREEMENT BY AND BETWEEN THE SCRIPPS RESEARCH INSTITUTE AND RECEPTOS, INC., AS AMENDED TO DATE

Reference is made to the following agreements, copies of which were filed as exhibits to the Registration Statement on Form S-1, as amended (File No. 333-187737), filed by Receptos, Inc. on April 4, 2013 with the Securities and Exchange Commission:

Exhibit 10.14:  License Agreement, dated June 18, 2009, by and between Receptos, Inc. and The Scripps Research Institute. †

Exhibit 10.15:  First Amendment to License Agreement, dated June 13, 2011, by and between Receptos, Inc. and the Scripps Research Institute. †

Exhibit 10.16:  Amendment to License Agreement, dated April 2, 2012, by and between Receptos, Inc. and the Scripps Research Institute. †

†           Confidential treatment has been granted with respect to certain portions of this agreement pursuant to an Order Granting Confidential Treatment Under the Securities Act of 1933, dated May 8, 2013 (File No. 333-187737 — CF# 29298).  Omitted portions have been filed separately with the Securities and Exchange Commission.

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ATTACHMENT C

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